                    FORTE COMPUTER EASY, INC. AND SUBSIDIARY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   EXHIBIT 11


                                                Three Months          Nine Months
                                                   Ended                 Ended                Year Ended           Year Ended
                                                September 30,         September 30,           December 31,         December 31,
                                                   1996                 1996                      1995                 1994
                                                   ----                 ----                      ----                 ----
PRIMARY EARNINGS
  Income (Loss) from
  Continuing Operations                         $       30           $      (48)              $      (51)          $     (255)

Loss from Discontinued
  Operations                                           (35)                 (35)                  (1,149)                (186)

Income (Loss) from Disposal
  of Segment                                            62                  (30)                    (245)                -
                                                ----------           ----------               ----------           ----------
Net Income (Loss) Applicable
  to Common Stock                               $       57           $     (113)              $   (1,445)          $     (441)
                                                ==========           ==========               ==========           ==========
Weighted Average Number of
  Common Shares Outstanding                         49,813               49,813                   50,000               32,487
                                                ==========           ==========               ==========           ==========
Primary Earnings per Common
  Share:
    Continuing operations                       $     -              $     -                  $     -              $     -
    Discontinued operations                           -                    -                        (.03)                (.01)
                                                ----------           ----------               ----------           ----------

Net Income (Loss)                               $     -              $     -                  $     (.03)          $     (.01)
                                                ==========           ==========               ==========           ==========
FULLY DILUTED EARNINGS*

Income (Loss) from Continuing
  Operations                                    $       30           $      (48)              $      (51)          $     (255)
Income (Loss) from Discontinued
  Operations                                           (35)                 (35)                  (1,149)                (186)
Income (Loss) from Disposal of
  Segment                                               62                  (30)                    (245)                -
                                                ----------           ----------               ----------           ----------

Net Income (Loss), as Adjusted                  $       57           $     (113)              $   (1,445)          $     (441)
                                                ==========           ==========               ==========           ==========
Shares:
   Weighted Average Number of
     Common Shares Outstanding                      49,813               49,813                   50,000               33,487
   Exercise of Stock Options                          -                    -                        -                   1,286
                                                ----------           ----------               ----------           ----------
   Weighted Average Number of
     Common Shares Outstanding,
     as Adjusted                                    49,813               49,813                   50,000               33,773
                                                ==========           ==========               ==========           ==========
Fully Diluted Earnings Per
  Common Share:
    Continuing Operations                       $     -              $     -                  $     -              $     -
    Discontinued Operations                           -                    -                        (.03)                (.01)
                                                ----------           ----------               ----------           ----------

Net Loss                                        $     -              $     -                  $     (.03)          $     (.01)
                                                ==========           ==========               ==========           ==========

* This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in diluation of less than 3%.